Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $10.44 for the Fiscal Year Ended September 30, 2011

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2011--AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $10.44 on net income available to common stockholders of $7.8 million for the fiscal year ended September 30, 2011. AMCON earned $3.62 per fully diluted share on net income available to common stockholders of $2.8 million for the fourth fiscal quarter ended September 30, 2011.

“We are making solid progress toward all our strategic goals and are pleased with the results for the year. The integration of our new branch in Crossville, Tennessee is proceeding according to plan. Our new customer base in the Mid South region now has full access to AMCON’s broad range of consumer products and services. In the coming year we are looking to work closely with these new customers to enhance their store presentation and bottom line,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. “One of the key reasons we were able to execute this transition so efficiently was the deep bench of talent we have on our management team. AMCON’s operational strength and flexibility is a critical asset and something we are looking to deploy more in the future as we continue on the acquisition trail,” noted Mr. Atayan.

Each of AMCON’s business segments reported excellent years. The wholesale distribution segment reported revenues of $1.0 billion and operating income before depreciation and amortization of $19.5 million for fiscal 2011 and revenues and operating income before depreciation and amortization of $307.0 million and $6.1 million, respectively, for the fourth fiscal quarter of fiscal 2011. The retail health food segment reported revenues of $37.8 million and operating income before depreciation and amortization of $3.8 million for fiscal 2011 and revenue of $9.3 million and operating income before depreciation and amortization of $0.8 million for the fourth fiscal quarter of 2011.

“Foodservice will continue to be the focus of our attention in the coming year across our entire distribution network. In fiscal 2011 we made substantial capital investments to increase our capacity and ability to serve our customers needs. In addition, we continue to emphasize our strong commitment to customer service as a differentiating competitive factor. In an uncertain economy this is an important asset for us,” said Kathleen Evans, President of AMCON’s wholesale distribution segment.

“Competition continues to increase in our Midwest markets,” said Eric Hinkefent, President of AMCON’s retail health food segment. “Our stores have the highest level of quality, customer service and variety of products at attractive prices in the industry and that is the basis on which we compete. This commitment to a first class retail experience served us well in 2011. We continue to carefully evaluate new locations and markets that are consistent with our business model,” added Mr. Hinkefent.

“We are pleased that we were able to maintain high levels of balance sheet liquidity while closing a significant acquisition and investing in foodservice equipment. We use our balance sheet to drive profitability for our customers which is a foundation of our strategy. At September 30, 2011, stockholders’ equity was $41.7 million, resulting in an adjusted book value per share of $58.44 and consolidated debt of $28.4 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We anticipate continued investments in information technology for both internal and customer use for the foreseeable future,” commented Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota, South Dakota, and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30,
	2011	2010
ASSETS
Current assets:
Cash	$1,389,665	$356,735
Accounts receivable, less allowance for doubtful accounts of $1.2 million
and $1.6 million in 2011 and 2010, respectively	32,963,693	27,903,689
Inventories, net	38,447,982	35,005,957
Deferred income taxes	1,707,889	1,905,974
Prepaid and other current assets	6,073,536	3,013,485
Total current assets	80,582,765	68,185,840

Property and equipment, net	13,713,238	11,855,669
Goodwill	6,349,827	6,149,168
Other intangible assets, net	5,550,978	4,807,644
Other assets	1,238,825	1,069,050
	$107,435,633	$92,067,371
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,439,446	$16,656,257
Accrued expenses	7,153,672	6,007,900
Accrued wages, salaries and bonuses	2,460,558	3,161,817
Income taxes payable	2,100,180	2,366,667
Current maturities of long-term debt	1,384,625	893,291
Total current liabilities	31,538,481	29,085,932

Credit facility	20,771,613	18,816,709
Deferred income taxes	2,743,238	1,075,861
Long-term debt, less current maturities	6,194,195	5,226,586
Other long-term liabilities	429,513	587,479

Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued,
and a total liquidation preference of $2.5 million at both September 2011 and September 2010	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized 62,000 shares outstanding at September 30, 2011 and 80,000 shares outstanding at September 30, 2010, and a total liquidation preference of $1.6 million and $2.0 million at September 2011 and
September 2010	1,550,000	2,000,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 162,000 and 180,000 shares
outstanding and issued in Series A and B referred to above	—	—
Common stock, $0.01 par value, 3,000,000 shares authorized, 609,320 shares outstanding at September
2011 and 577,432 shares outstanding at September 2010	6,093	5,774
Additional paid-in capital	9,981,055	8,376,640
Retained earnings	31,721,445	24,392,390
Total shareholders’ equity	41,708,593	32,774,804
	$107,435,633	$92,067,371

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2011	2010
Sales (including excise taxes of $340.6 million and $335.8 million, respectively)	$1,041,631,892	$1,010,538,035
Cost of sales	967,467,852	938,830,204
Gross profit	74,164,040	71,707,831
Selling, general and administrative expenses	56,374,612	54,445,189
Depreciation and amortization	2,234,814	1,736,817
	58,609,426	56,182,006
Operating income	15,554,614	15,525,825

Other expense (income):
Interest expense	1,433,790	1,504,899
Other (income), net	(225,212)	(85,886)
	1,208,578	1,419,013
Income from operations before income tax expense	14,346,036	14,106,812
Income tax expense	6,282,000	5,141,000
Net income	8,064,036	8,965,812
Preferred stock dividend requirements	(286,397)	(297,025)
Net income available to common shareholders	$7,777,639	$8,668,787

Basic earnings per share available to common shareholders:	$13.09	$15.36
Diluted earnings per share available to common shareholders:	$10.44	$11.99

Basic weighted average shares outstanding	594,185	564,355
Diluted weighted average shares outstanding	772,589	747,862

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,064,036	$8,965,812
Adjustments to reconcile income from operations to net cash flows from operating activities:
Depreciation	1,850,231	1,459,156
Amortization	384,583	277,661
Gain on sale of property and equipment	(45,848)	(32,996)
Equity-based compensation	1,851,457	486,294
Net excess tax benefit on equity-based awards	(139,686)	(141,141)
Deferred income taxes	1,865,462	(385,258)
(Recoveries) provision for losses on doubtful accounts	(437,757)	686,426
Provision for losses (recoveries) on inventory obsolescence	114,000	(74,083)
Other	(8,045)	75,083
Changes in assets and liabilities, net of effect of business acquisition:
Accounts receivable	4,259,181	(196,917)
Inventories	1,015,604	1,535,651
Prepaid and other current assets	(3,025,051)	(1,289,549)
Other assets	(169,775)	(42,655)
Accounts payable	1,810,710	1,395,362
Accrued expenses and accrued wages, salaries and bonuses	(1,256,553)	(857,039)
Income taxes payable	(126,801)	(1,476,450)
Net cash flows from operating activities	16,005,748	10,385,357
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,988,139)	(1,920,655)
Proceeds from sales of property and equipment	94,525	71,606
Acquisition	(13,368,057)	(3,099,836)
Net cash flows from investing activities	(15,261,671)	(4,948,885)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on bank credit agreements	1,954,904	(4,017,019)
Principal payments on long-term debt	(1,093,147)	(931,722)
Proceeds from exercise of stock options	22,391	131,753
Net excess tax benefit on equity-based awards	139,686	141,141
Dividends paid on convertible preferred stock	(286,397)	(297,025)
Dividends on common stock	(448,584)	(416,779)
Net cash flow from financing activities	288,853	(5,389,651)
Net change in cash	1,032,930	46,821
Cash, beginning of year	356,735	309,914
Cash, end of year	$1,389,665	$356,735

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)

	Fiscal Years
	2011	2010
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,419,636	$1,506,661
Cash paid during the year for income taxes	4,543,338	7,002,708

Supplemental disclosure of non-cash information:
Conversion Series B Convertible Preferred Stock to common stock by holders	$450,000	$—
Equipment acquisitions classified as accounts payable	10,685	38,206

Business acquisition:
Accounts receivable	$8,881,428	$—
Inventory	4,571,629	1,981,498
Property and equipment	1,795,859	122,978
Prepaid asset	35,000	—
Fair value of non-competition agreement	500,000	—
Customer relationships intangible asset	500,000	1,620,000
Goodwill	200,659	300,360
Accrued Expenses	(120,000)	—
Note payable	(2,552,090)	(500,000)
Amount due under non-competition agreement	(444,428)	—
Contingent consideration	—	(425,000)

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2011

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$244,957	$216,603	$263,828	$316,244
Gross profit	17,608	16,369	18,218	21,969
Income from operations before income tax expense	3,061	2,734	3,619	4,932
Net Income	1,832	1,584	1,828	2,820
Preferred stock dividend requirements	(75)	(73)	(71)	(67)
Net income available to common shareholders	$1,757	$1,511	$1,757	$2,753

Basic earnings per share available to common shareholders	$3.04	$2.56	$2.93	$4.52
Diluted earnings per share available to common shareholders	$2.41	$2.05	$2.36	$3.62

FISCAL YEAR 2010

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$243,941	$230,499	$267,062	$269,036
Gross profit	17,228	16,940	19,130	18,410
Income from operations before income tax expense	2,670	2,813	4,281	4,343
Net Income	1,729	1,791	2,749	2,697
Preferred stock dividend requirements	(75)	(73)	(74)	(75)
Net income available to common shareholders	$1,654	$1,718	$2,675	$2,622

Basic earnings per share available to common shareholders	$2.95	$3.05	$4.72	$4.62
Diluted earnings per share available to common shareholders	$2.32	$2.40	$3.67	$3.59

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter, therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Certain financial information included in this report (“Adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total equity increased by the impact of proceeds from the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or converted.

September 2011
Number of common shares outstanding at September 30, 2011	609,320
Add: common shares potentially issuable for stock options, convertible preferred stock, and unvested restricted stock units /1/	222,908
832,228

Total stockholders’ equity at September 30, 2011	$41,708,593
Equity impact if all potential common shares were converted /1/	6,928,869
$48,637,462

Adjusted book value per share at September 30, 2011	$58.44

/1/	Assumes the exercise of all vested and unvested stock options, conversion of all preferred stock, and vesting of all outstanding restricted stock units at September 30, 2011.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727